Exhibit 99.2

June 22, 2009

JOSEPH IANNIELLO ELECTED EXECUTIVE VICE PRESIDENT AND CHIEF

FINANCIAL OFFICER, CBS CORPORATION, EFFECTIVE JULY 20

Joseph Ianniello has been elected by the Board of Directors to the position of Executive Vice President and Chief Financial Officer, CBS Corporation (NYSE: CBS.A and CBS), effective July 20, 2009, it was announced today by Leslie Moonves, President and Chief Executive Officer.

Ianniello has served as Deputy Chief Financial Officer, CBS Corporation, since November 2008. He will succeed Fred Reynolds, who earlier announced his decision to step down as Chief Financial Officer on July 20 and to retire from the Company on August 15.

“Joe has been a key member of my senior management team for some time now, and his significant experience in the industry, as well as his 12 years in key financial positions at CBS, make him uniquely qualified for this new role,” said Moonves. “He’s been involved in every major financial decision of this company, from the time that the new CBS Corporation was formed to the present day, and he’s spent the last year working alongside Fred Reynolds, preparing for this transition. It’s a luxury to have someone who’s played at his level ready to step into this vitally important position. He is one of the hardest working, most disciplined financial executives in the business, and he has my complete trust. I look forward to the contribution he will make as we move forward to deliver on the great promise of this corporation.”

“I have worked closely with Joe for more than twelve years, and been continually impressed by his intelligence, institutional knowledge of CBS and business savvy,” said Fred Reynolds, outgoing Executive Vice President and Chief Financial Officer, CBS Corporation. “Joe has been my financial partner on virtually every crucial transaction of this company over the past several years. A large part of my decision to retire now is based on the knowledge that I

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can pass the financial reins to Joe. Joe will be a wonderful steward of the financial decisions and business strategies for CBS for many, many years to come.”

In this new position Ianniello will oversee all financial operations of CBS Corporation. As Deputy Chief Financial Officer, he has been responsible for the company’s financial strategy across its operations, in addition to worldwide treasury, tax, information systems, technology, corporate development – including mergers & acquisitions – and risk management.  Before that Ianniello served as Senior Vice President, Chief Development Officer and Treasurer.

Prior to the separation of CBS and Viacom Inc., Ianniello held several key roles at Viacom, including Senior Vice President and Treasurer (2005) and Vice President of Corporate Development (2000-2005), where he was integrally involved in identifying and assessing potential mergers and acquisitions for the company.  Prior to joining Viacom, Ianniello held a variety of financial positions at CBS (1997-2000), including posts in Financial Planning, Investor Relations and Internal Audit. Before joining CBS, Ianniello spent seven years with KPMG in various capacities.

Ianniello is a graduate of Pace University (bachelor's of business administration) and Columbia University (master's of business administration).  He serves on the Board of the charitable organization New Alternatives for Children.

About CBS Corporation

CBS Corporation is a mass media company with constituent parts that reach back to the beginnings of the broadcast industry, as well as newer businesses that operate on the leading edge of the media industry. The Company, through its many and varied operations, combines broad reach with well-positioned local businesses, all of which provide it with an extensive distribution network by which it serves audiences and advertisers in all 50 states and key international markets. It has operations in virtually every field of media and entertainment, including broadcast television (CBS and The CW – a joint venture between CBS and Warner Bros. Entertainment), cable television (Showtime Networks and CBS College Sports Network), local television (CBS Television Stations), television production and syndication (CBS Television Studios and CBS Television Distribution), radio (CBS Radio), advertising on out-of-home media (CBS Outdoor), publishing (Simon & Schuster), interactive media (CBS Interactive), music (CBS Records), licensing and merchandising (CBS Consumer Products), video/DVD (CBS Home Entertainment) and motion pictures (CBS Films). For more information, log on to www.cbscorporation.com.

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Press Contacts:	Gil Schwartz	(212) 975-2121	gdschwartz@cbs.com
	Dana McClintock	(212) 975-1077	dlmcclintock@cbs.com